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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               FRANKLIN COVEY CO.
             (Exact Name of Registrant as Specified in Its Charter)

                 UTAH                                    87-0401551
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                           2200 WEST PARKWAY BOULEVARD
                           SALT LAKE CITY, UTAH 84119
                    (Address of Principal Executive Offices)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-89541

         Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                        Name of Each Exchange on which
    TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED

                                     NONE.

         Securities to be registered pursuant to Section 12(g) of the Act:

                     SERIES A PREFERRED SHARES, NO PAR VALUE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of the securities to be registered hereunder is incorporated by reference to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Prospectus included in the Registrant's Registration Statement on Form S-3 (File No. 333-89541) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on October 22, 1999, and as amended thereafter.

ITEM 2.  EXHIBITS.

         The following exhibits are filed as part of this registration statement on Form 8-A. Where such filing is made by incorporation by reference to a previously filed statement or report, such statement or report is identified in parenthesis. The securities will not be listed on any exchange.

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EXHIBIT NO.                                                                            PAGE
                                     EXHIBIT                                            NO.

 4.1         Revised Articles of Incorporation of the Registrant (filed as
             Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-47283) as filed with the Commission on April 17, 1992 and incorporated herein by reference)

 4.2         Amended and Restated Bylaws of the Registrant (filed as
             Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 33-47283) as filed with the Commission on April 17, 1992 and incorporated herein by reference)

 4.3 Certificate of designation of Series A Preferred Stock (contained in the Articles of Amendment to Articles of Incorporation of Franklin Covey Co. filed as Exhibit 2 to
             Schedule 13D (Cusip No. 353469109) as filed with the Commission on June 2, 1999 and incorporated herein by reference)

 4.4 Stockholders Agreement, dated June 2, 1999 (filed as Exhibit 3 to Schedule 13D (CUSIP No. 353469109) as filed with the Commission on June 2, 1999 and incorporated herein by reference)

 4.5 Registration Rights Agreement, dated June 2, 1999 (filed as Exhibit 4 to Schedule 13D (CUSIP No. 353469109) as filed with the Commission on June 2, 1999 and incorporated herein by reference)

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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 22, 1999
                                         FRANKLIN COVEY CO.


                                         By:/s/ Robert A. Whitman
                                            ------------------------------------
                                            Robert A. Whitman
                                            CHAIRMAN OF THE BOARD AND CHIEF
                                            EXECUTIVE OFFICER